EXHIBIT 10.57
                                                       -------------
                FIFTH AMENDMENT TO AMENDED, RESTATED
      AND CONSOLIDATED LOAN AND SECURITY AGREEMENT AND FIRST
                AMENDMENT TO SUBORDINATION AGREEMENT

     This Fifth Amendment to Amended, Restated and Consolidated Loan and Security Agreement and First Amendment to Subordination Agreement ("Amendment") is made as of the 12th day of May, 2003 by and among Fleet Capital Corporation, a Rhode Island corporation with an office at 200 Glastonbury Road, Glastonbury, CT 06033 ("Lender"); and JEH/Eagle Supply, Inc., a Delaware corporation with its executive office and principal place of business at 2500 U.S. 287, Mansfield, Texas 76063 (formerly located at 122 East 42nd Street, Suite 1116, New York, NY 10168) ("JEH"); Eagle Supply, Inc., a Florida corporation with its executive office and principal place of business at 2500 U.S. 287, Mansfield, Texas 76063 (formerly located at 122 East 42nd Street, Suite 1116, New York, NY 10168) ("Eagle"); and JEH/Eagle, L.P. a Texas limited partnership with its executive office and principal place of business at 2500 U.S. 287, Mansfield, Texas 76063 (formerly located at 122 East 42nd Street, Suite 1116, New York, NY 10168) ("LP", and collectively with JEH and Eagle referred to as "Borrowers", and sometimes each individually is also referred to as "Borrower"); and Eagle Supply Group, Inc., a Delaware corporation with its executive office and principal place of business at 122 East 42nd Street, Suite 1116, New York, NY 10168) ("Eagle Group").

                            BACKGROUND

     A. Borrowers and Lender are parties to a certain Amended, Restated and Consolidated Loan and Security Agreement dated June 20, 2000, as same has been, and may be, modified, amended, restated or supplemented from time to time, including by that certain Joinder to Amended, Restated and Consolidated Loan and Security Agreement dated July 1, 2000 (collectively referred to as the "Loan Agreement") pursuant to which Lender established certain financing arrangements for the benefit of Borrowers. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto, are referred to herein collectively as the "Existing Loan Documents". All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

     B. Borrowers and Lender have agreed to modify certain terms and conditions set forth in the Loan Agreement.

     C. An Event of Default as set forth on Exhibit A attached hereto and made part hereof has occurred under the Loan Agreement
("Existing Default") and Borrowers have requested that Lender waive the Existing Default.

     D. Lender has agreed, subject to the terms and conditions set forth below, to waive the Existing Default and amend the Loan
Agreement.

     NOW, THEREFORE, with the foregoing Background incorporated herein by reference and made a part hereof and intending to be legally bound, the parties agree as follows:


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     1.    Acknowledgment and Waiver of Events of Default.  Borrowers
           ----------------------------------------------
hereby acknowledge and confirm that the Existing Default has occurred under the Loan Agreement. Upon the effectiveness of this Amendment, Lender shall be deemed to have waived the Existing Default; provided that Lender's waiver shall not be deemed to be a waiver of any subsequent violations of any of the covenants referenced on Exhibit A or a waiver of any other Events of Defaults which may have occurred but which are not specifically referred to on Exhibit A.

     2.    Amendment to Loan Agreement.
           ---------------------------

           2.1 Section 8.2.9 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                 8.2.9   Leases.  Become, or permit any of their
                         ------
                 Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrowers or any of their Subsidiaries are lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other operating leases under which Borrowers or any of their Subsidiaries are then lessee would exceed Seven Million Dollars ($7,000,000). The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease, exclusive of occupancy costs.

           2.2 Section 8.3.2 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                 8.3.2   Fixed Charge Coverage Ratio.  Maintain at all
                         ---------------------------
                 times a Fixed Charge Coverage Ratio of not less than the ratio shown below for the period corresponding thereto:

		Trailing Twelve (12)-Month
                Period Ending:                           Ratio
                --------------                           -----

                May 31, 2003                             .05:1;
                June 30, 2003                            .70:1;
                July 31, 2003 and
                the last day of each month thereafter   1.10:1.

     3.    Amendments to Appendix A General Definitions.
           --------------------------------------------

           3.1 The definition of Applicable Inventory Sublimit shall be deleted in its entirety and replaced as follows:

                 Applicable Inventory Sublimit - (i) for the period
                 -----------------------------
                 commencing on the date hereof and continuing through July 31, 2003, an amount equal to $22,500,000; and (ii) at all times thereafter, an amount equal to $20,000,000.


                                   2


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           3.2   A new definition of EBITDA shall be added to the
Appendix as follows:

                 EBITDA - the Borrowers' net income, plus interest
                 ------
                 expense, plus taxes, plus depreciation, plus non-cash charges resulting from changes in accounting principles and amortization, plus non-cash inter-company management fees and other non-cash inter-company charges, calculated on a Consolidated basis and determined in accordance with GAAP.

           3.3 A new definition of Fixed Charge Coverage Ratio shall be added to the Appendix as follows:

                 Fixed Charge Coverage Ratio - with respect to any
                 ---------------------------
                 period, the ratio of (a) EBITDA, less unfinanced capital expenditures (for purposes hereof, use of a Revolving Credit Loan for a capital expenditure will be considered an unfinanced capital expenditure) made during such period, less cash payments for taxes made during such period to (b) all scheduled principal payments and accrued interest expense (excluding interest expense on all inter-company obligations) on account of Money Borrowed, to be calculated on a trailing twelve (12)-month basis.

     4.    Additional Agreements and Covenants.  Borrowers agree to pay
           -----------------------------------
Lender an Amendment Fee equal to $25,000 (the "Amendment Fee"). As additional consideration for the amendments contained herein, such Amendment Fee shall be deemed fully earned and payable upon execution of this Amendment.

     5.    Amendment To Subordination Agreement. Section 2. of that
           ------------------------------------
certain Subordination Agreement executed by Eagle Group in favor of Lender dated February 14, 2001 is deleted in its entirety and replaced as follows:

     Until the Senior Debt is paid in full, Borrowers shall not pay, and undersigned shall not accept, payments of any kind (including prepayments) on the Subordinated Debt; provided, however, that so long as Borrowers achieve a Fixed Charge Coverage Ratio of 1.10:1 or greater on a trailing twelve (12)-month basis as shown on Borrowers' financial statements required to be delivered pursuant to the Loan Agreement, and no Event of Default or Default under the Loan Agreement has occurred and is continuing, or would result from the making of any such payment(s), Borrowers may pay and the undersigned may accept payments on the Subordinated Debt. Notwithstanding the foregoing, upon the occurrence of an Event of Default, or a Default, under the Loan Agreement, Borrowers shall not make and the undersigned shall not receive, any payments on the Subordinated Debt, without Lender's prior written consent until such Event of Default or Default is cured or waived.




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

     6.    Representations and Warranties.  Each Borrower represents
           ------------------------------
and warrants to Lender that following execution of this Amendment that:

     6.1 Other than the Existing Default, no Event of Default or Default has occurred and is continuing.

     6.2 All warranties and representations made to Lender under the Loan Agreement and the Existing Loan Documents are true and correct as to the date hereof.

     6.3 The execution and delivery by each Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate or partnership action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

     6.4 This Amendment and any instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

     7.    Confirmation of Indebtedness.  Borrowers hereby acknowledge
           ----------------------------
and confirm that as of the close of business on May 7, 2003, they are each, jointly and severally, indebted to Lender, without defense, setoff, claim or counterclaim under the Existing Loan Documents, in the aggregate principal amount of $38,382,915.09, comprised of $36,948,361.49, outstanding with respect to the Revolving Credit Loans, $1,434,553.60 outstanding with respect to the Equipment Term Loan and the Acquisition Term Loan, plus all fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Existing Loan Documents.

     8.    Ratification of Existing Loan Documents.  Except as
           ---------------------------------------
expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment. Borrowers confirm that the entities designated as "Borrowers" and "Guarantor" on the signature pages hereto constitute all of the Borrowers and Guarantors which are parties to the Loan Agreement.

     9.    Collateral.  Borrowers and Guarantor each hereby confirm and
           ----------
agree that all security interests and Liens granted to Lender continue in full force and effect and shall continue to secure the Obligations.
 All Collateral remains free and clear of any Liens other than Permitted Liens or Liens in favor of Lender. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender's existing security interest in and Liens upon the Collateral.



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

     10.   Acknowledgment of Guarantor.  Guarantor, by execution
           ---------------------------
hereof, accepts and approves the terms and conditions of this Amendment and hereby covenants and agrees that the Amended and Restated Surety Agreement dated June 20, 2000 from Guarantor to Lender remains unchanged and in full force and effect and continues to cover the amount of any and all Obligations outstanding from time to time under the Loan Agreement as amended hereby.

     11.   Governing Law.  This Amendment shall be governed by,
           -------------
construed and enforced in accordance with the laws of the State of New
York.

     12.   Counterparts.  This Amendment may be executed in any number
           ------------
of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.




            [SIGNATURES TO FOLLOW ON SEPARATE PAGES]

     IN WITNESS WHEREOF, the parties have executed this Fifth
Amendment to Amended, Restated and Consolidated Loan and Security
Agreement as of the day and year first above written.

                                     BORROWERS:
                                     JEH/EAGLE SUPPLY, INC.



                                     By: /s/ Frederick M. Friedman
                                        ----------------------------
                                        Frederick M. Friedman,
                                        Executive Vice President &
                                        Treasurer


                                     EAGLE SUPPLY, INC.



                                     By: /s/ Frederick M. Friedman
                                        -----------------------------
                                        Frederick M. Friedman,
                                        Executive Vice President &
                                        Treasurer


                                     JEH/EAGLE, L.P.

                                     By:   JEH/Eagle Supply, Inc.
                                           Its General Partner

                                     By: /s/ Frederick M. Friedman
                                        ------------------------------
                                        Frederick M. Friedman,
                                        Executive Vice President &
                                        Treasurer


                                     LENDER:

                                     FLEET CAPITAL CORPORATION


                                     By:     /s/ Robert Mahoney
                                        ------------------------------
                                        Robert Mahoney, Vice President




                  Signature Page to Fifth Amendment

                                   AGREED TO AND ACKNOWLEDGED, INTENDING
                                   TO BE LEGALLY BOUND:

                                   GUARANTOR:
                                   EAGLE SUPPLY GROUP, INC.


                                   By: /s/ Frederick M. Friedman
                                      ----------------------------------
                                      Frederick M. Friedman,
                                      Executive Vice President &
                                      Treasurer


























                  Signature Page to Fifth Amendment

                            EXHIBIT "A"
                            -----------

                          Existing Default


     1) Failure to achieve a cash flow as required by Section 8.3.2 of the Loan Agreement for the period ending March 31, 2003.



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